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                             STOCK OPTION AGREEMENT


     This Agreement is made as of 13th May, 1993, by and between Dr. Lon E. Bell ("Bell") and Roy Anderson ("Optionee").

                                 R E C I T A L S

     A.   Bell is a founder and principal shareholder of Amerigon
Incorporated (the "Company").

     B.   Optionee has agreed to become a director of the Company.

     C. The Company and D.H. Blair Investment Banking Corp. (the "Underwriter"), have entered into a letter of intent dated March 3, 1993 (the "LOI"), with respect to an initial public offering (the "Public Offering") of 2,000,000 shares of the Company's Class A Common Stock ("Common Stock").

     D. In appreciation of Optionee's commitment to serve on the Company's Board of Directors and service to the Company as a director, Bell wants to grant Optionee an option to acquire shares of Common Stock owned by Bell (the "Bell Shares"), some of which shares ("Bell Escrow Shares") are held in escrow (the "Escrow") pursuant to a certain escrow agreement by and among Bell, Underwriter, an escrow agent and certain other shareholders of the Company (the "Escrow Agreement").

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the parties hereto hereby agree as follows:

     1. Grant of Option. Bell hereby grants to Optionee, effective on the effective date of the Public Offering and subject to the vesting schedule set forth herein, an option (the "Option") to acquire 10,000 Bell Shares (the "Option Shares"), of which 2,500 shares (25%) are not held in Escrow (the "Unrestricted Shares") and 7,500 shares (75%) are held in Escrow (the "Escrow Shares").

     2. Option Price. Subject to the terms and conditions hereof, Optionee may purchase the Option Shares at a price equal to the Public Offering price per share.

     3. Term. This Option shall expire on June 1, 1999, unless such Option shall have been terminated prior to that date in accordance with the provisions of this Agreement.

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The terms "Parent" and "Subsidiary" herein mean a parent corporation or a subsidiary corporation, as such terms are defined in Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code").

     4. Shares Subject to Exercise. The vesting of options hereunder is subject to Optionee's continued service as a director of the Company to the date of vesting. Unrestricted Shares vest as to 834 Shares on and after the date Optionee becomes a director (the "Option Date"); 833 Shares on and after the first anniversary thereof; and 833 Shares on and after the second anniversary thereof. This Option vests as to 2,500 Escrow Shares on the Option Date; 2,500 Escrow Shares on the first anniversary thereof; and 2,500 Escrow Shares on the second anniversary thereof; provided, however, that Escrow Shares may be acquired only in the event and to the extent the financial objectives (the "Financial Objectives") for release of Bell Escrow Shares from Escrow, as provided in the Escrow Agreement, are met and Bell Escrow Shares are released from Escrow. All such shares shall thereafter remain subject to exercise for the term specified in Paragraph 3 hereof, subject, however, to the provisions of Paragraph 7 hereof.

     5. Method and Time of Exercise. The Option may be exercised by written notice delivered to Bell stating the number of shares with respect to which the Option is being exercised, together with a check made payable to Bell in the amount of the purchase price of such shares and a check made payable to the Company in the amount of applicable federal, state and local withholding taxes and the written statement provided in Paragraph 13 hereof, if required by Paragraph 13. Not less than 100 shares may be purchased at any one time unless the number purchased is the total number purchasable under such Option at the time. Only whole shares may be purchased.

     6. Tax Withholding. As a condition to exercise of this Option, Bell may require Optionee to pay to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option.

     7. Termination of Employment or Other Relationship. Upon termination of Optionee's relationship with the Company, a Parent or Subsidiary, Optionee's rights to exercise this Option shall be only as follows (in no case do the time periods referred to below extend the term specified in this Option):


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     a.   Death or Disability.  Upon the death of Optionee, this Option may be exercised (to the extent exercisable at Optionee's death), unless it otherwise expires, within three months after the date of Optionee's death by Optionee's representative or by the person entitled thereto under Optionee's will or the laws of intestate succession. Upon the disability (within the meaning of Section 22(e)(3) of the Code) of an Optionee, this Option may be exercised (to the extent exercisable as of the date of disability), unless it otherwise expires, within thirty days after the date of Optionee's disability.

     b. Retirement. Upon the retirement (either pursuant to a Company retirement plan, if any, or pursuant to the approval of the Company), of an employee or the cessation of services provided by a former employee as a consultant or director this Option may be exercised (to the extent exercisable at the date of such termination or cessation) by Optionee within 30 days after the date of Optionee's retirement or cessation of services.

     c. Other Termination. In the event Optionee leaves the employ of the Company or ceases to provide services to the Company for any reason other than as set forth in (a) and (b), above, this Option shall terminate at the earlier of 30 days after the date: (A) Optionee's employment terminates, or
(B) Optionee ceases providing services to the Company, or (C) the date Optionee receives written notice that Optionee's employment or rendering of services is or will be terminated. The foregoing shall not extend this Option beyond the term specified herein and this Option shall be exercisable only to the extent exercisable at the date of termination of employment or cessation of services.

     8. Nontransferability. This Option may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised only by Optionee during Optionee's lifetime and after Optionee's death, by Optionee's personal representative or by the person entitled thereto under Optionee's will or the laws of intestate succession.

     9. Optionee Not a Shareholder. Optionee shall have no rights as a shareholder with respect to the Common Stock of the Company covered by this Option until the date of issuance of a stock certificate or stock certificates to Optionee upon exercise of this Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

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     10.  No Right to Employment.  Nothing in this Option shall confer upon
Optionee any right to continue in the employ of the Company or to continue to perform services for the Company or any Parent or Subsidiary, or shall interfere with or restrict in any way the rights of the Company to discharge or terminate any officer, director, employee, independent contractor or consultant at any time for any reason whatsoever, with or without good cause.

     11.   Adjustment of Shares; Termination of Options.

          a. Adjustment of Shares. In the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, consolidations, recapitalizations, reorganizations or like events, an appropriate adjustment shall be made in the number of shares set forth in Paragraph 4 hereof, and in the number of shares and the option price per share specified in this Agreement with respect to any unpurchased shares. Appropriate adjustments for any options to purchase fractional shares shall also be made. However, no fractional shares shall be transferred.

          b. Termination of Options on Merger; Sale or Liquidation of the Company. In the event of any merger, consolidation or other reorganization of the Company in which the Company is not the surviving or continuing corporation or in the event of the liquidation or dissolution of the Company, all options granted hereunder shall terminate on the effective date of the merger, consolidation, reorganization, liquidation or dissolution unless there is a written agreement with respect thereto between Optionee and Bell, which expressly provides otherwise.

     12. Modification and Termination. The rights of Optionee are subject to modification and termination in certain events as provided in this Agreement.

     13. Restrictions on Sale of Shares. Optionee represents and agrees that upon Optionee's exercise of the Option, in whole or in part, unless there is in effect at that time under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement relating to the shares issued to Optionee, Optionee will acquire the shares issuable upon exercise of this option for the purpose of investment and not with a view to their resale or further distribution, and that upon such exercise thereof Optionee will furnish to Bell and the Company a written statement to such effect, satisfactory to Bell and the Company in form and substance. Optionee agrees that any certificate issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state and federal securities law. Any person or


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persons entitled to exercise this Option under the provisions of Paragraphs 7 and 8 hereof shall, upon each exercise of the option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to Bell and the Company a written statement to the same effect, satisfactory to Bell and the Company in form and substance.

     14. Notices. All notices to Bell shall be addressed to Bell at the principal office of the Company at the address set forth below and all notices to Optionee shall be addressed to Optionee at the address of Optionee set forth below, or to such other address as either may designate to the other in writing. A notice shall be deemed to be duly given if and when deposited with the United States Postal Service, in a properly addressed sealed envelope, postage prepaid. In lieu of giving notice by mail as aforesaid, written notice under this Agreement may be given by personal delivery to Optionee or to Bell (as the case may be).


     15. Sale or Other Disposition. If Optionee at any time contemplates the disposition (whether by sale, gift, exchange or other form or transfer) of any shares of Common Stock acquired by exercise of this Option, Optionee will first notify the Company in writing of such proposed disposition and cooperate with the Company in complying with all applicable requirements of law, which, in the judgment of the Company, must be satisfied prior to such disposition.

     16. Hold-Back Agreement. In accepting the grant of this Option, Optionee hereby agrees that in the event of an initial or subsequent public offering of the Company's securities pursuant to which any of the Company's securities are registered under the Securities Act, the Optionee will agree to refrain from selling or transferring any of the Common Stock issued or issuable upon exercise of this Option as required by the underwriter of the offering for a period of up to 13 months after the closing date of such offering and to sign a hold-back agreement with respect thereto if requested by the underwriter of the offering.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

BELL                               OPTIONEE


/s/ Lon E. Bell                  /s/ Roy Anderson
-----------------------------    --------------------------------
Dr. Lon E. Bell                      Roy Anderson

Address:                         Address:

Dr. Lon E. Bell                  4367 Shepherds
Amerigon Incorporated
3601 Empire Avenue               La Canada, CA 91011
Burbank, California  91505


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